Exhibit 99.1

DATE: May 4, 2010

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Agrees to Sell Eastern Life and Health Insurance

Company to Security Life Insurance Company of America

Lancaster, Pa. – Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) today announced that it has entered into a definitive agreement to sell its wholly-owned group benefits insurance subsidiary, Eastern Life and Health Insurance Company (“ELH”), to Security Life Insurance Company of America (“Security”). The agreement effects a statutory merger of ELH into Security, with Security continuing as the surviving corporation. Total transaction consideration to EIHI will be equal to ELH’s shareholders’ equity, plus $250,000. Shareholders’ equity will be determined in accordance with generally accepted accounting principles (“GAAP”) for the month end immediately preceding the close of the transaction. ELH’s GAAP shareholders’ equity was $33.3 million as of December 31, 2009. The consideration payable to EIHI consists principally of cash and includes a $1.75 million promissory note from Security’s parent. The note will bear interest at 4.0 percent per annum, payable quarterly, and the principal will be due in full 36 months after the closing of the transaction.

The merger agreement contains customary representations, covenants and conditions to closing. The transaction requires the approval of the Insurance Departments of Pennsylvania and Minnesota, the domiciles of ELH and Security, respectively. Subject to the receipt of those approvals, the transaction is expected to close by mid-summer. Closing of the transaction is not conditioned on the receipt of any external financing or any rating agency action.

“The sale of our life and health subsidiary provides additional liquidity to our balance sheet and allows us to focus more intensely on the growth prospects of our highest margin business segment – workers’ compensation insurance,” said Bruce Eckert, EIHI’s Chief Executive Officer.

Gil Rohde, Security’s President and Chief Executive Officer commented that “the acquisition of ELH will improve and expand Security’s geographic footprint and distribution network, enhance efficiencies and add group product line diversity, as well as offer cross-selling opportunities for the combined company.”

About Eastern Insurance Holdings Inc.: EIHI operates, through its subsidiaries, a domestic casualty insurance group specializing in workers’ compensation, a domestic accident and life insurance company, a third-party claims administration company and a specialty reinsurance company. EIHI has regional offices in Lancaster, Pennsylvania, Charlotte, North Carolina, and Indianapolis, Indiana. EIHI’s Web address is www.easterninsuranceholdings.com.

EIHI is being advised by Macquarie Capital. Stevens & Lee is acting as counsel to EIHI.

About Security Life Insurance Company of America: Security is a niche market specialist with a long and successful history in the dental and vision marketplace. Security is domiciled in Minnetonka, Minnesota and along with its sister company, Security Health Insurance Company of America, New York, has licenses to write business in all 50 states.

Security did not retain a financial advisor. Best & Flanagan is acting as counsel to Security.

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Treasurer and Chief Financial Officer (717) 735-1660, kshook@eains.com

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